UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

BERGIO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-150029	27-1338257
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12 Daniel Road

East Fairfield, NJ 07004

(Address of principal executive offices) (Zip Code)

(973) 227-3230

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Binding Letter of Intent to Acquire the Assets of Gear Bubble

On May 6, 2021, Bergio International, Inc. (the “Company” or “BRGO”) entered into a Binding Letter of Intent (“LOI”) with Gear Bubble, Inc., a Nevada corporation, (“Gear Bubble”), pursuant to which the shareholders of Gear Bubble (the “Shareholders”) agreed to sell all of the assets (the “Acquired Assets”) used in the operations of Gear Bubble’s business to a recently formed wholly-owned subsidiary of the Company known as Gear Bubble Tech, Inc., a Wyoming corporation (the “Acquisition Sub”) in exchange for $3,162,000.00 (the “Cash Purchase Price”), which shall be paid as follows:  a) $2,000,000.00 at Closing, b) $1,162,000.00 to be paid in 15 equal installments.

As additional consideration for the purchase of the Acquired Assets, BRGO has also agreed to transfer to the Shareholders 49,000 of the 100,000 authorized shares of the Acquisition Sub, such that upon the Closing of the definitive Acquisition Agreement, 51% of the Acquisition Sub shall be owned by BRGO, and 49% of the Acquisition Sub shall be owned by the Gear Bubble Shareholders.  Under the terms of the LOI, the Gear Bubble Shareholders also have an opportunity to earn shares of BRGO common stock (“BRGO Incentive Common Shares”) if certain revenue and net income benchmarks are met by Acquisition Sub in the three years following the Closing of the Acquisition Agreement.

In addition, the LOI requires that upon Closing of the Acquisition Agreement, Don Wilson, the President and CEO of Gear Bubble, and certain other key employees of Acquisition Sub shall receive employment agreements from Acquisition Sub with respect to their continued employment (the “Employment Agreements”) which will allow such key employees to participate in any employee stock ownership plan (“ESOP”) as offered to other BRGO subsidiary employees from time to time) to make certain that current personnel operating the business of Gear Bubble shall remain in place for all departments of the business of Gear Bubble post-Closing of the Acquisition.

The foregoing descriptions of the Binding Letter of Intent herein are qualified by the terms of the full text of the Binding Letter of Intent attached hereto as Exhibit 10.1, and the terms thereof are incorporated herein by reference.

ITEM 7.01 - REGULATION FD DISCLOSURE.

On May 12, 2021, Bergio International, Inc., (the “Company”) issued a press release announcing that the Company entered into a Binding Letter of Intent with Gear Bubble, Inc., a Nevada corporation (“Gear Bubble”), to purchase all of the assets associated with the operation of Gear Bubble’s business.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in Exhibit 99.1 hereto are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Binding Letter of Intent dated May 6, 2021.

99.1	Press Release dated May 12, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERGIO INTERNATIONAL, INC.

Date: May 12, 2021	By:	/s/ Berge Abajian
Name: Berge Abajian
Title: Chief Executive Officer